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                                                                    Exhibit 99.1

Wednesday March 7, 4:30 pm Eastern Time

Press Release

SOURCE: MicroStrategy Incorporated

MicroStrategy Vice Chairman Modifies Asset Diversification
Plan

VIENNA, Va., March 7 /PRNewswire/ -- MicroStrategy(R) Incorporated (Nasdaq: MSTR
- news), a leading worldwide provider of business intelligence software, today announced that Sanju K. Bansal, vice chairman and chief operating officer, has informed the Company that he has adopted a new asset diversification plan in place of the plan announced on February 6, 2001. Under the new plan, Mr. Bansal will not sell any stock in the first quarter of 2001 and will sell between zero and 10,000 shares of MicroStrategy Class A Common Stock (based on market conditions) on each trading day between May 1, 2001 and April 30, 2002. Mr. Bansal did not conduct any trades under his previously announced Rule 10b5-1 selling plan. "I remain firmly committed to MicroStrategy and to its mission of Intelligence Everywhere(TM)," said Mr. Bansal. "By entering into a more modest asset diversification plan, I hope that everyone will interpret my plan to diversify as fully consistent with my full faith in the long-term future of MicroStrategy."

About MicroStrategy Incorporated

MicroStrategy is a leading worldwide provider of business intelligence software and related services. MicroStrategy's technology platform enables companies to build solutions that provide powerful insight into business operations and create lasting, profitable relationships with partners, supply- chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners. MicroStrategy has approximately 1,100 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with approximately 330 systems integrators, application development and platform partners.

For more information, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com.

MicroStrategy and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate,"
"project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated (the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software and Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.